UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2015

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the Employment Agreement between David S. Haffner and the Company, dated March 1, 2013, which was filed March 6, 2013 as Exhibit 10.2 to the Company’s Form 8-K (the “Employment Agreement”), Mr. Haffner served the Company as Chief Executive Officer. The Employment Agreement had a four-year term expiring at the annual meeting of shareholders in 2017, which is expected to be held in May. As previously reported under Item 5.02 in the Current Report on Form 8-K filed by the Company on August 17, 2015, which Item is hereby incorporated by reference herein, on August 15, 2015, the Company and Mr. Haffner agreed to terminate the Employment Agreement and his position as Chief Executive Officer without cause effective December 31, 2015.

As contemplated by the Employment Agreement, on December 31, 2015, the Company entered into a Release Agreement with Mr. Haffner (the “Release Agreement”) whereby, in consideration of the benefits and payments to be made to Mr. Haffner, he has agreed, among other things:

(a)	to release the Company, its officers, agents, assigns, subsidiaries, affiliates, successors, employees and members of its Board from all claims and liabilities arising from or related to his employment with the Company;

(b)	that he continues to be bound by certain non-compete provisions through December 31, 2017 and standard employee provisions related to invention, confidentiality, non-solicitation and non-interference; and

(c)	that he will cooperate with the Company regarding matters arising either before or after December 31, 2015 to which he has material relevant information.

The Release Agreement may be revoked by Mr. Haffner on or before January 7, 2016. The Release Agreement does not become effective or enforceable until this date has passed and Mr. Haffner has not exercised his right of revocation. If Mr. Haffner revokes the Release Agreement, we will file an additional report on Form 8-K disclosing the revocation.

The disclosure above is only a brief description of the Release Agreement and is qualified in its entirety by such agreement which is attached hereto and incorporated herein by reference as Exhibit 10.1. Reference is made to the post-termination payments and benefits to be made to Mr. Haffner by the Company which were disclosed in the Company’s Form 8-K filed August 17, 2015. Consistent with our prior disclosed estimates, and based on current facts and circumstances, including current valuation of certain stock-based compensation awards, we expect to record accelerated costs of approximately $8 million during 2015 for the estimated benefits to Mr. Haffner that would have been earned in 2016 and 2017.

Forward-Looking Statements. This report contains “forward-looking statements.” These statements include, without limitation, our expectations regarding compensation costs related to the termination of the Employment Agreement with David S. Haffner, and are identified either by the context in which they appear or by use of words such as “current,” “expect,” “approximately” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) changes in the assumptions regarding achievement of performance targets in Mr. Haffner’s compensation awards; and (ii) final valuation of certain stock-based compensation awards made to Mr. Haffner.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Release Agreement between the Company and David S. Haffner, dated December 31, 2015

10.2	Employment Agreement between the Company and David S. Haffner, dated March 1, 2013, filed March 6, 2013 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 5, 2016	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President, Chief Legal & HR Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1*	Release Agreement between the Company and David S. Haffner, dated December 31, 2015

10.2	Employment Agreement between the Company and David S. Haffner, dated March 1, 2013, filed March 6, 2013 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.